Lithia Motors to Present at Investor Conferences in Minneapolis, New York and Boston

MEDFORD, OR -- (Marketwire - May 29, 2012) - Lithia Motors, Inc. (NYSE: LAD) today announced that executive management will present at the Craig-Hallum Institutional Investor Conference in Minneapolis on May 30, the Stephens Spring Investment Conference in New York on June 5 and the Bank of America Merrill Lynch 2012 Smid Cap Conference in Boston on June 6.

Craig-Hallum Conference Details
Date: May 30, 2012
Location: Marriott City Center, Minneapolis, Minnesota

Stephens Conference Details
Date: June 5, 2012
Scheduled Presentation Time: 10:30 a.m. ET
Location: New York Palace Hotel, New York City, New York
Webcast and replay available by visiting investor relations at www.lithia.com and clicking on webcasts

Bank of America Merrill Lynch Conference Details
Date: June 6, 2012
Scheduled Presentation Time: 1:35 p.m. ET
Location: The Boston Harbor Hotel, Boston, Massachusetts
Webcast and replay available by visiting investor relations at www.lithia.com and clicking on webcasts

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 25 brands of new and all brands of used vehicles at 84 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748